EXHIBIT 8.2

                       [Letterhead of Jackson & Kelly]




                              September 24, 1998



Horizon Bancorp, Inc.
Post Office Box D
One Park Avenue
Beckley, West Virginia  25801

Ladies and Gentlemen:

      We have acted as counsel to Horizon Bancorp, Inc. ("Horizon") in connection with the Registration Statement on Form S-4 of Horizon filed with the Securities and Exchange Commission on September 24, 1998 (the "Registration Statement"), and hereby confirm to you our opinion as set forth under the heading "Material Federal Income Tax Consequences" in the Prospectus included in the Registration Statement.

      We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "Legal Opinions." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,



                                          /s/ Jackson & Kelly
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